Exhibit 99.1

For Immediate Release

Ferro aNNOUNCES the SALE OF its North America-based polymer additives business

CLEVELAND--(BUSINESS WIRE)--Dec. 19, 2014-- Ferro Corporation (NYSE: FOE, “Company”) announced today that it has completed the sale of the majority of the assets of its Polymer Additives business to Polymer Additives, Inc., a wholly owned portfolio company of H.I.G. Capital, LLC, for approximately $154 million in cash, subject to customary working capital and other purchase price adjustments.

Assets included in the transaction are the Company’s four plants in the United States, its manufacturing operation in Newport, United Kingdom, certain assets at the Company’s former Baton Rouge, Louisiana plant and its polymer additives research and development lab in Independence, Ohio. The sold U.S. manufacturing sites are located in the following communities:

•	Bridgeport, New Jersey
•	Cleveland, Ohio
•	Fort Worth, Texas
•	Walton Hills, Ohio

The Company estimates that cash proceeds, net of cash income taxes and fees, from the sale will be approximately $143 million, which it plans to use primarily to repay debt under its revolving credit facility and to fund strategic growth opportunities. The asset sale closed concurrently with the signing of the asset purchase agreement. The Company was advised on the transaction by KeyBanc Capital Markets Inc. and Jones Day.

Excluded from this transaction are the Company’s Europe-based Polymer Additives assets, including the Antwerp, Belgium dibenzoates manufacturing assets, and related Polymer Additives European headquarters and lab facilities. These assets are currently being marketed.

Peter Thomas, Chairman, President and Chief Executive Officer of Ferro, said, “The transaction announced today marks a further step in our plan to harvest the value of assets that are no longer core to our growth strategy and focus resources on our Performance Materials product lines. Earlier this year, we completed the sale of our Specialty Plastics business for $91 million, and we remain committed to the marketing process for our European Polymer Additives assets. Our strategic vision is to become the premier global functional coatings and color solutions company, building on our core competencies in glass and color technologies. These divestitures align our portfolio with that vision and provide liquidity for strategic growth activities. We believe that continued focus on our core businesses will allow us to deliver increased cash flow and greater shareholder value.”

About Ferro Corporation

Ferro Corporation (www.ferro.com) is a leading global supplier of technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 3,970 employees globally.

About H.I.G. Capital, LLC

H.I.G. (www.higcapital.com) is a leading global private equity and alternative assets investment firm with more than $17 billion of equity capital under management. H.I.G. is based in Miami and specializes in providing both debt and equity capital to small and mid-sized companies, utilizing a flexible and operationally focused / value-added approach. Since its founding in 1993, H.I.G. has invested in and managed more than 200 companies worldwide. The firm’s current portfolio includes more than 80 companies with combined sales in excess of $30 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	Ferro’s ability to successfully complete the disposition of its Europe-based Polymer Additives business;
•	Ferro’s ability to integrate recently-acquired Vetriceramici S.p.A. and attain the expected synergies, as well as the acquisition being accretive;
•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;

•	Ferro's ability to successfully implement its value creation strategy;
•

Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs and indirect spend optimization initiative, and to produce the desired results, including projected savings;

•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	currency conversion rates and economic, social, regulatory, and political conditions around the world;
•	Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	Ferro’s ability to successfully introduce new products or enter into new growth markets;
•	Ferro’s ability to complete future acquisitions or dispositions, or successfully integrate future acquisitions;
•	sale of products into highly regulated industries;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	management of Ferro’s general and administrative expenses;
•	Ferro’s multi-jurisdictional tax structure;
•	the impact of the Company’s performance on its ability to utilize significant deferred tax assets;
•	the effectiveness of strategies to increase Ferro’s return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;

•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2013.

Source: Ferro Corporation

Ferro Corporation
Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com

or

Media Contact:
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com